SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    May 14, 2015

Rowl, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-54119	27-3101494
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

9595 Wilshire Blvd, Suite 900

Beverly Hills, CA 90212

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(310) 744-6060
 (ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 8, 2015, the Company’s wholly-owned subsidiary, Open Me Technologies, Inc. (“Buyer”) acquired all or substantially all of the assets of Open Me, Inc. (“Seller”) pursuant to an Asset Purchase Agreement by and among the Company, Buyer and Seller dated May 8, 2015 (the “Asset Purchase Agreement”).  The Company issued ten million (10,000,000) shares of its common stock to Seller as consideration for the purchase, and assumed certain liabilities of Seller.  The purchased assets include primarily mobile applications, website technology, Seller’s user base (covers more than 3,000,000 application downloads) and intellectual property. As part of this Transaction, Buyer also acquired an agreement with Threadless, which is a division of Skinny Corp. and a design crowdsourcing company, pursuant to which Threadless will provide certain design services and make available its community for Seller’s business. The Asset Purchase Agreement provides for customary representations, warranties and indemnities of the parties.  Twenty-five percent (25%) of the shares issued to Seller (2,500,000 million shares) were placed into a one-year third party escrow.  Seller will receive the stock after one year unless the Company or Buyer makes an indemnification claim during such time for breach by Seller of any of its representations, warranties or covenants in the Asset Purchase Agreement (in which case the stock shall be held pending either (a) mutual agreement of the parties or (b) the date an of arbitration order resolving such dispute).  The Asset Purchase Agreement gives the Seller the right, but not the obligation, to also satisfy indemnity claims in cash.  The indemnity has a $45,000 basket for many (but not all) claims, which must be met before the indemnity is triggered (and which then provides the indemnifying party must pay from the first dollar of losses).  The indemnity cap for many (but not all) claims is the escrowed stock; and for certain other claims it is the aggregate shares issued to Seller.  The Seller and certain of its principals agreed to a four (4) year non-compete. All of the shares issued to Seller are subject to a lock-up and leak-out arrangement. The lock-up prohibits sale or transfer of the shares until both (a) the shares have been held for one year and (b) the Company’s stock is then publically-traded on the NASDAQ, a regional or national stock exchange or on the OTC market.  Once the lock-up expires, the shares may be sold subject to the following volume limitations (the leak-out period): the maximum number of shares that Seller and all of its stockholders may sell, in the aggregate, in each three (3) month period is that amount of the Company’s common stock equal to the greater of (x) one percent (1%) of the total number of outstanding shares of the Company’s common stock or (y) one percent (1%) of the average reported weekly trading volume for the Company’s common stock during the four (4) weeks preceding such sale.  Additionally, and as an exception to the lock-up and leak-out restrictions, Seller and its shareholders were granted certain tag-along rights tied to sales of the Company’s common stock by Bill Glaser, the Company’s president.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.01 in its entirety.

The description of the Asset Purchase Agreement contained in Item 1.01 and 2.01 is qualified in its entirety by reference to the actual agreement, a copy of which is filed with the Securities and Exchange Commission as an exhibit to this Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Resignation of Co-Chairman, Chief Executive Officer, Chief Financial Officer

On May 6, 2015, the Company entered into a Separation Agreement with Farid (a/k/a Fred) Tannous pursuant to which Mr. Tannous voluntarily resigned from employment with the Company, including his positions as Co-Chairman, Chief Executive Officer and Chief Financial Officer, effective as of April 30, 2015 (the “Separation Agreement”). Under the Separation Agreement, Mr. Tannous will receive $100 in severance within 10 days of the date of the Separation Agreement. The Separation Agreement further provides that the Company and Mr. Tannous will enter into a consulting agreement (terms described below). Under the Separation Agreement, certain provisions of Mr. Tannous’s Employment Agreement, dated September 13, 2010 and amended March 15, 2011 and August 8, 2012 (the “Tannous Employment Agreement”), relating to duties and responsibilities, salary, bonuses, equity awards, benefits, termination and non-competition are void and of no further effect. Additionally, the Separation Agreement provides for Mr. Tannous’s return of 1,000,000 shares of the Company’s Series B Preferred Stock pursuant to a stock assignment (terms described below), which provided Mr. Tannous with substantial voting power. The Separation Agreement also provide for the termination of Mr. Tannous’s outstanding vested (9,000,000 shares) and unvested stock options (1,000,000 shares) and any deferred stock or restricted stock granted to Mr. Tannous under the Company’s Amended and Restated 2010 Stock Option, Deferred Stock and Restricted Stock Plan. The Separation Agreement also includes the release of certain claims by Mr. Tannous and certain restrictive covenant provisions, including confidentiality, non-disparagement and non-solicitation (covering 3 years from the separation date) provisions.

In connection with execution of the Separation Agreement, the Company and Mr. Tannous also entered into a Consulting Agreement, effective as of May 6, 2015 (the “Consulting Agreement”), pursuant to which Mr. Tannous will serve as a consultant to the Company as reasonably requested by the Company for a period of six months following the effective date of the Consulting Agreement. In consideration of such consulting services, the Company will pay Mr. Tannous a consulting fee of $10,000 per month for a total of six monthly payments with the first payment being made on the first month anniversary of the effective date of the Consulting Agreement. The Company is also paying for office space and cellular/technology services for Mr. Tannous during the six-month term.

In connection with the execution of the Separation Agreement, the Company and Mr. Tannous also entered into a Stock Assignment, dated May 6, 2015, pursuant to which Mr. Tannous returned 1,000,000 shares of Series B Preferred Stock of the Company to the Company. The Company will cancel these shares and return them to treasury such that only 1,000,000 shares of the Company’s Series B Preferred Stock remain outstanding.

The description of the Separation Agreement, Tannous Employment Agreement, Consulting Agreement and Stock Assignment contained in this Item 5.02 are qualified in their entirety by reference to the actual agreements, copies of which are filed with the Securities and Exchange Commission as exhibits to this Form 8-K.

Appointment of Directors

On April 10, 2015, the Company’s Board of Directors (the “Board”), consisting of Mr. Bill Glaser and Mr. Tannous approved the appointment of Mr. Michael Portera and Mr. C. Edward Carter as new Directors to serve on the Board.

The Board appointed Mr. Portera, effective May 7, 2015, to serve as the Treasurer of the Company. Mr. Portera is 56 years old and has served as the Company’s Director of Business Development since January, 2014. Prior to this role with the Company, Mr. Portera was an advisor to the Company from August 2011 to January 2014 and prior to that, Mr. Portera was the Managing Director of NYPPEX Private Markets from January 2000 to August 2011. Mr. Portera earned his Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania.

Additionally, since Mr. Carter is not an employee of the Company, the Company and Mr. Carter entered into a Director Agreement, dated as of April 28, 2015, which sets forth the terms of Mr. Carter’s appointment as a Director of the Company (the “Carter Director Agreement”). The Carter Director Agreement provides that Mr. Carter will serve as a Director for a term of one year, unless terminated earlier pursuant to the Director Agreement. The Carter Director Agreement further provides that, as sole consideration for the first three years of Mr. Carter’s directorship, the Company will issue a stock option to Mr. Carter for a total of 1,500,000 shares of Company common stock, which will be exercisable at $0.40 per share and vest in equal amounts on a quarterly basis over 3 years. In the event that Mr. Carter is not re-elected after the term of the Director Agreement, any unvested shares at such time will expire and no longer be valid. If the Company removes Mr. Carter for cause (as defined in the Director Agreement), then Mr. Carter will not be entitled to any unexpired options at the time of the termination; however, if the Company removes Mr. Carter without cause, then all unvested options will immediately vest.

Under the Carter Director Agreement, Mr. Carter will be reimbursed for all reasonable out-of-pocket travel expenses. Mr. Carter is also subject to certain confidentiality and non-solicitation provisions as set forth in the Carter Director Agreement. Lastly, under the Director Agreement, the Company agreed to cover Mr. Carter’s directors’ and officers’ liability insurance and indemnify Mr. Carter for certain losses caused or relating to Mr. Carter’s performance of his duties as a Director of the Company.

On May 12, 2015, the Board consisting of Messrs. Bill Glaser, Portera and Carter, approved the appointment of Will Glaser as a new Director to serve on the Board, effective as of May 11, 2015. Mr. Will Glaser (no relation to current Director, Bill Glaser) is the founder and former Chief Technology Officer and Chief Operating Officers of Pandora Media. Since Mr. Will Glaser is not an employee of the Company, the Company and Mr. Will Glaser entered into a Director Agreement, dated as of May 11, 2015, which sets forth the terms of Mr. Will Glaser’s appointment as a Director of the Company (the “Glaser Director Agreement” and together with the Carter Director Agreement, the “Director Agreements”). The Glaser Director Agreement provides that Mr. Will Glaser will serve as Director for a term of one year, unless terminated earlier pursuant to the Glaser Director Agreement. The Glaser Director Agreement further provides that the Company will issue a stock option to Mr. Will Glaser for a total of 2,000,000 shares of Company common stock, which will be exercisable at $0.40 per share and vest in equal amounts on a quarterly basis over 3 years. In order for the stock option to fully vested, Mr. Will Glaser will need to be re-elected to the Board for 3 terms and fulfill each term. Under the Glaser Director Agreement, Mr. Will Glaser will be reimbursed for all reasonable out-of-pocket travel expenses. Mr. Glaser is also subject to certain confidentiality and non-solicitation provisions as set forth in the Glaser Director Agreement. Lastly, under the Director Agreement, the Company agreed to cover Mr. Glaser’s directors’ and officers’ liability insurance and indemnify Mr. Glaser for certain losses caused or relating to Mr. Glaser’s performance of his duties as a Director of the Company

The descriptions of the Director Agreements contained in this Item 5.02 are qualified in their entirety by reference to the actual agreements, a copies of which are filed with the Securities and Exchange Commission as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1	Asset Purchase Agreement by and among Rowl, Inc., Open Me Technologies, Inc. and Open Me, Inc., dated May 8, 2015

10.1	Separation Agreement entered into by and between Rowl, Inc. and Farid Tannous, dated May 6, 2015

10.2	Consulting Agreement entered into by and between Rowl, Inc. and Farid Tannous, dated May 6, 2015

10.3	Stock Assignment Separate From Certificate, dated May 6, 2015

10.4	Employment Agreement between Fred E. Tannous and Awesome Living, dated August 16, 2010(1)

10.5	Amendment to Employment Agreement with Fred E. Tannous, dated March 15, 2011(2)

10.6	Amendment #2 to Employment Agreement with Fred E. Tannous, dated August 8, 2011(3)

10.7	Amendment #3 to Employment Agreement with Fred E. Tannous, dated August 19, 2013(4)

10.8	Director Agreement entered into by and between Rowl, Inc. and C. Edward Carter, dated April 28, 2015

10.9	Director Agreement entered into by and between Rowl, Inc. and Will Glaser, dated May 11, 2015

(1)	Filed on September 15, 2010 as an exhibit to our Registration Statement on Form 10, and incorporated herein by reference.
(2)	Filed on August 5, 2011 as an exhibit to our Quarterly Report on Form 10-Q, and incorporated herein by reference.
(3)	Filed on August 15, 2011 as an exhibit to our Quarterly Report on Form 10-Q, and incorporated herein by reference.
(4)	Filed on August 27, 2013 as an exhibit to our Registration Statement on S-1, and incorporated herein by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Rowl, Inc.,

May 14, 2015	By:	/s/ Bill Glaser
President